                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 20, 2000




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



           Delaware                     1-6407                 75-0571592
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)        File Number)         Identification No.)



  504 Lavaca Street, Eighth Floor                           78701
         Austin, Texas                                    (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (512) 477-5852

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On September 20, 2000, Southern Union Company ("Southern Union" or the "Company") completed the acquisition of Valley Resources, Inc. (Valley Resources) for approximately $125 million in cash plus the assumption of $30 million in long-term debt, pursuant to the terms of the Agreement of Merger dated as of November 30, 1999 by and between Southern Union and Valley Resources. The Agreement of Merger is included as our exhibit to this Current Report on Form 8-K and incorporated herein by reference. Valley Resources is engaged in natural gas distribution operating as Valley Gas Company and Bristol and Warren Gas Company which are now part of the New England Division of Southern Union. The non-utility subsidiaries of Valley Resources are now subsidiaries of Southern Union. Valley Resources provides natural gas utility service to more than 64,000 customers. The non-utility subsidiaries rent and sell appliances, offer a service contract program, sell liquid propane in Rhode Island and nearby Massachusetts, and distribute as a wholesaler franchised lines to plumbing and heating contractors. Valley Resources will continue to operate in these fields.

On September 28, 2000, Southern Union completed the acquisition of Providence Energy Corporation (ProvEnergy) for approximately $270 million in cash plus the assumption of $90 million in long-term debt. The ProvEnergy natural gas distribution operations are Providence Gas and North Attleboro Gas. The acquisition was pursuant to the terms of the Agreement of Merger dated as of November 15, 1999 by and between Southern Union and ProvEnergy. The Agreement of Merger is included as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Providence Gas serves approximately 168,000 natural gas customers in Rhode Island and Massachusetts. North Attleboro Gas serves approximately 6,000 customers in Massachusetts. These operations are also now part of the New England Division of the Company. Subsidiaries of the Company acquired in the ProvEnergy merger are ProvEnergy Oil Enterprises, Inc., Providence Energy Services, Inc., and ProvEnergy Power Company, LLC. ProvEnergy Oil Enterprises, Inc. operates a fuel oil distribution business through its subsidiary, ProvEnergy Fuels, Inc. (ProvEnergy Fuels). ProvEnergy Fuels serves over 14,000 residential and commercial customers in Rhode Island and Massachusetts. Providence Energy Services, Inc., whose operations are planned to be sold, markets natural gas and energy services throughout New England. ProvEnergy Power Company owns 50% of Capital Center Energy Company, LLC., a joint venture formed between ProvEnergy and ERI Services, Inc. to provide retail power. ProvEnergy, except for Providence Energy Services, Inc. as noted previously, will continue to operate in these fields.

Also on September 28, 2000, Southern Union completed the acquisition of Fall River Gas Company (Fall River Gas) for approximately 1.5 million shares of Southern Union common stock and approximately $27 million in cash plus assumption of $20 million in long-term debt. The acquisition was pursuant to the terms of the Agreement of Merger dated as of October 4, 1999 by and between Southern Union and Fall River Gas. The Agreement of Merger is included as an exhibit to this Current Report on Form 8-K and incorporated herein by reference. Also now a part of the New England Division of the Company, Fall River Gas serves approximately 48,000 customers in Massachusetts. Fall River Gas' non-regulated subsidiary, Fall River Gas Appliance Company, Inc., is now a subsidiary of Southern Union and rents water heaters and conversion burners (primarily for residential use) in Fall River Gas' service area. Fall River Gas will continue to operate in these fields.

The aforementioned acquisitions will be accounted for under the purchase method.

On August 28, 2000 the Company  entered  into a  short-term  bank note (the Term
Note) to fund (i) the cash portion of the consideration to be paid to the Fall River Gas' stockholders; (ii) the all cash consideration to be paid to the ProvEnergy and Valley Resources stockholders; (iii) the refinancing of $103 million of debt including long-term debt of Valley Resources; and (iv) all related acquisition costs with these mergers. The Term Note expires August 27, 2001 but may be extended at the Company's option through August 26, 2002 for a
12.5 basis point fee. The interest rate on borrowings under the Term Note is a floating rate based on LIBOR or prime interest rates.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)  Financial Statements of Businesses Acquired.

                (1) The  following  audited  financial  statements  and  related documents for Valley Resources are incorporated herein by reference from Valley Resources' Form 10-K (File No. 1-7924) for the year ended August 31, 1999:

                         Consolidated  Statements  of  Earnings  for each of the
                         three years in the period ended August 31, 1999; Consolidated Statements of Cash Flows for each of the three years in the period ended August 31, 1999; Consolidated Balance Sheets -- August 31, 1999 and 1998; Consolidated Statements of Changes in Common Stock Equity for each of the three years in the period ended
                             August 31, 1999
                         Consolidated Statements of Capitalization -- August 31, 1999 and 1998; Notes to Consolidated Financial Statements; and
 .                        Report of Independent Certified Public Accountants.

                (2) The following  unaudited  interim  financial  statements are incorporated herein by reference from Valley Resources' Form 10-Q (File No. 1-7924) for the quarter ended May 31, 2000:

                         Consolidated  Condensed  Statements  of Earnings -- for
                             the three and nine months ended May 31, 2000 and May 31, 1999;
                         Consolidated Condensed Balance Sheets -- May 31, 2000
                             and August 31, 1999;
                         Consolidated Condensed  Statements of Cash Flows -- for
                             the nine months ended May 31, 2000 and May 31, 1999; and
                         Notes to Consolidated Financial Statements.

                (3) The  following  audited  financial  statements  and  related documents for ProvEnergy are incorporated by reference from ProvEnergy's Form 10-K (File No. 1-10032) for the year ended September 30, 1999:

                         Consolidated Balance Sheets September 30,1999 and 1998; Consolidated Statements of Income for the years ended September 30, 1999, 1998 and 1997; Consolidated Statements of Cash Flows for the years ended September 30, 1999, 1998 and 1997; Consolidated Statements of Capitalization -- September 30, 1999 and 1998; Consolidated Statements of Changes in Common Stockholders' Investment for the years ended September 30, 1999, 1998 and 1997; Notes to Consolidated Financial Statements; and Report of Independent Public Accountants.

                (4) The following  unaudited  interim  financial  statements are incorporated herein by reference from ProvEnergy's Form 10-Q (File No. 1-10032) for the quarter ended June 30, 2000:

                         Consolidated Statements of Income for the three and nine months ended June 30, 2000 and 1999; Consolidated Balance Sheets as of June 30, 2000, June 30, 1999 and September 30, 1999; Consolidated Statements of Cash Flows for the nine months ended June 30, 2000 and 1999; Consolidated Statements of Capitalization as of June 30, 2000, June 30, 1999 and September 30, 1999; Notes
                         to Consolidated Financial Statements.

                    (5) The following audited financial statements and related documents for Fall River Gas are incorporated herein by reference from Fall River Gas' Form 10-K (File No. 0-449) for the year ended September 30, 1999:

                             Report of Independent Public Accountants;
                             Consolidated Statements of Income for the years ended September 30, 1999, 1998 and 1997; Consolidated Statements of Retained Earnings for the years ended September 30, 1999, 1998 and 1997; Consolidated Statements of Retained Earnings for the years ended September 30, 1999, 1998 and 1997; Consolidated Balance Sheets at September 30, 1999 and 1998; Consolidated Statements of Cash Flows for the years ended September 30, 1999, 1998 and 1997; Notes to Consolidated Financial Statements.

                (6) The following  unaudited  interim  financial  statements are incorporated herein by reference for Fall River Gas' Form 10-Q (File No. 0-449) for the quarter ended June 30, 2000:

                         Consolidated Condensed Balance Sheets -- June 30, 2000 and September 30, 1999; Consolidated Condensed Statements of Income and Retained Earnings -- three and nine months ended June 30, 2000 and 1999; Consolidated Statements of Cash Flows -- nine months ended June 30, 2000 and 1999; and Notes to Consolidated Condensed Financial Statements.

           (b)  Pro Forma Financial Information.

                The following Unaudited Pro Forma Combined Condensed Financial Statements present the combined finan-cial data of Southern Union, Pennsylvania Enterprises, Inc. (PEI), Fall River Gas, ProvEnergy and Valley Resources, including their respective subsidiaries, after giving effect to Southern Union's merger with each of them. The PEI merger, completed on November 4, 1999, was, and the Fall River Gas, ProvEnergy and Valley Resources mergers will be, accounted for as a purchase. The Unaudited Pro Forma Com-bined Condensed Financial Statements also give effect to Southern Union's issuance of $300 million of senior notes that was completed on November 3, 1999, in anticipation of the PEI merger, Term Note financing for the acquisi-tions by merger of Fall River Gas, ProvEnergy and Valley Resources, and the assumption of certain debt of the acquired companies.

                The Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2000, gives effect to the previously identi-fied acquisitions and financing transactions as if they had occurred on that date. The Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2000, give effect to the previously identified acquisitions and financing transactions as if they had occurred on July 1, 1999, which is at the beginning date for such period.

                The fiscal year of Southern Union ends on June 30. The fiscal year of PEI ended on December 31. The fiscal years of Fall River Gas and ProvEnergy ended on September 30. The fiscal year of Valley Resources ended on August 31. Accordingly, the Unaudited Pro Forma Combined Condensed Balance Sheet as of June 30, 2000, is derived from the June 30, 2000, balance sheets for each of Southern Union, Fall River Gas and ProvEnergy, and the May 31, 2000, balance sheet of Valley Resources. Also, the Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 2000 has been prepared using comparable financial statement periods of PEI, Fall River Gas and ProvEnergy, and the results of operations for the twelve-month period ended May 31, 2000 of Valley Resources. The following Unaudited Pro Forma Combined Condensed Financial Statements have been prepared from, and should be read in conjunction with, those historical financial statements and related notes thereto of Southern Union, PEI, Fall River Gas, ProvEnergy and Valley Resources.

                The historical financial statements of the acquired companies that appear in or were used for the Unaudited Pro Forma Combined Condensed Financial Statements include or required certain reclassifications to conform to Southern Union's presentation. These reclassifications have no impact on net income or total stockholders' equity.

                The pro forma adjustments reflect an estimated additional purchase cost assigned to utility plant based on the historical cost of the regulated assets and liabilities of the acquired companies and an estimate of the fair value of the non-regulated assets and liabilities of the acquired companies, plus estimated acquisition costs for the pending transactions. The estimate of the fair value of the non-regulated assets are preliminary and may be revised to reflect independent appraisals, which have not been completed.

                The Unaudited Pro Forma Combined Condensed Financial Statements are based on the assumption that upon completion of the Fall River Gas merger each Fall River Gas stockholder will receive, in exchange for each share of Fall River Gas com-mon stock he or she owns, a combination of Southern Union common stock and/or cash worth in the aggregate $23.50; the cash consideration is limited to 50% of the aggregate consideration paid to all Fall River Gas stockholders. The following pro forma adjustments reflect a payment of 50% cash and 50% Southern Union common stock for each share of Fall River Gas common stock.

                The following Unaudited Pro Forma Combined Condensed Financial Statements are presented in accordance with the assumptions set forth below for purposes of illustration only and are not necessarily indicative of the financial position or operating results that would have occurred if the previously identified acquisitions and financing transactions had been consummated on the date as of which, or at the beginning of the periods for which, they are being given effect nor are they necessarily indicative of the future operating results or financial position of the combined enterprise. The Unaudited Pro Forma Combined Condensed Financial Statements do not contain any adjustments to reflect cost savings or other synergies anti-cipated as a result of the mergers.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 2000

                                     ASSETS

                                                                        Historical
                                                   ------------------------------------------------------
                                                    Southern      Fall River    Providence      Valley
                                                       Union        Gas           Energy       Resources         Pro Forma
                                                     Company (1)   Company      Corporation     Inc. (2)   Adjustments  Combined
                                                   ------------  -----------    -----------    ---------   -----------  --------
                                                                             (thousands of dollars)

Property, plant and equipment ..................   $1,610,269    $  63,673      $  353,477     $ 89,538    $     --    $ 2,116,957
Less accumulated depreciation and amortization .     (509,947)     (24,276)       (132,124)     (36,457)         --       (702,804)
                                                   ----------    ---------      ----------     --------    --------    -----------
                                                    1,100,322       39,397         221,353       53,081          --      1,414,153
Additional purchase cost assigned to utility
 plant, net.....................................      386,839           --              --           --     303,546 (A)    690,385
                                                   ----------    ---------      -----------    --------    --------     ----------
   Net property, plant and equipment ...........    1,487,161       39,397         221,353       53,081     303,546      2,104,538

Current assets .................................      351,741       11,739          49,453       18,870      25,959 (B)    457,762

Deferred charges ...............................      145,006          531          42,295       23,819       1,359 (C)    213,010
Investment securities ..........................       10,489           --           4,320        1,674          --         16,483
Real estate and other ..........................       27,063        4,251           3,778        5,241          --         40,333
                                                   ----------    ---------      ----------     --------    --------    -----------
   Total .......................................   $2,021,460    $  55,918      $  321,199     $102,685    $330,864    $ 2,832,125
                                                   ==========    =========      ==========     ========    ========    ===========

                      STOCKHOLDERS' EQUITY AND LIABILITIES


Common stockholders' equity ....................   $  735,854    $  18,871      $   98,064     $ 38,325   $(155,260)(D) $  761,978
                                                                                                             26,124 (E)
Company-obligated mandatorily redeemable preferred
   securities of subsidiary trust ..............     100,000            --              --           --          --        100,000
Long-term debt and capital lease obligation ....     733,774        19,500          88,009       32,083     460,000 (F)  1,333,366
                                                   ---------     ---------      ----------     --------   ---------     ----------
   Total capitalization ........................   1,569,628        38,371         186,073       70,408     330,864      2,195,344
Current liabilities ............................     160,470         9,437         100,831       14,492          --        285,230
 Deferred credits and other ....................     106,823         3,577           9,710        4,514          --        124,624
Accumulated deferred income taxes ..............     184,539         4,533          24,585       13,271          --        226,928
Commitments and contingencies                     ----------    ----------      ----------    ---------   ---------    -----------
   Total .......................................  $2,021,460    $   55,918      $  321,199    $ 102,685   $ 330,864    $ 2,832,126
                                                  ==========    ==========      ==========    =========   =========    ===========


(1)  Amounts include Pennsylvania Enterprises, Inc.
(2)  Amounts presented are as of May 31, 2000.


 See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    For The Twelve Months Ended June 30, 2000





                                                                     Historical
                                           -------------------------------------------------------------
                                           Southern   Pennsylvania  Fall River   Providence     Valley
                                            Union     Enterprises      Gas         Energy      Resources        Pro Forma
                                           Company        Inc.       Company     Corporation    Inc. (1)   Adjustments  Combined
                                          ----------  ------------  -----------  -----------   ----------  ----------- ----------
                                                      (thousands of dollars, except shares and per share amounts)

Operating revenues ....................   $  831,704  $    48,486   $    43,285  $   233,310   $   88,696  $      --   $1,245,481
Cost of gas and other energy ..........      497,698       30,342        23,732      128,045       51,718         --      731,535
                                          ----------  -----------   -----------  -----------   ----------  ---------   ----------
  Operating margin ....................      334,006       18,144        19,553      105,265       36,978         --      513,946

Operating expenses:
   Operating, maintenance and general..      136,587       14,116        12,843       55,650       19,329         --      238,525
   Depreciation and amortization ......       55,140        3,548         2,154       17,001        3,575      9,763(G)    91,181
   Taxes, other than on income ........       52,165        2,629         1,544       14,544        4,263         --       75,145
                                          ----------  -----------   -----------  -----------   ----------  ---------    ---------
     Total operating expenses .........      243,892       20,293        16,541       87,195       27,167      9,763      404,851
                                          ----------  -----------   -----------  -----------   ----------  ---------    ---------
     Net operating revenues ...........       90,114       (2,149)        3,012       18,070        9,811     (9,763)     109,095

Other income (expenses):
   Interest ...........................      (51,492)      (3,935)       (1,632)      (9,291)      (3,084)   (45,755)(H) (110,954)
                                                                                                               4,235 (I)
   Dividends on preferred securities...      (9,480)           --            --          --           --          --       (9,480)
   Other, net .........................      (7,472)       (2,352)        1,456        (225)         (172)        --       (8,765)
                                          ---------   -----------   -----------  ----------     ---------  ---------    ---------
     Total other expenses, net ........     (68,444)       (6,287)         (176)     (9,516)       (3,256)   (41,520)    (129,199)
                                          ---------   -----------   -----------  ----------     ---------  ---------    ---------
Earnings (loss) before income taxes
   (benefit) ..........................      21,670        (8,436)        2,836       8,554         6,555    (51,283)     (20,104)
 Federal and state income taxes (benefit)    10,618        (3,206)        1,138       3,347         2,172    (14,532)(J)     (463)
                                          ---------   -----------   -----------  ----------     ---------  ---------     --------
Net earnings (loss) before preferred stock
   dividend requirements ..............      11,052        (5,230)        1,698       5,207         4,383    (36,751)     (19,641)
Preferred stock dividend requirements..         --            (68)           --        (313)           --        381 (K)       --
                                          ---------   -----------   -----------  ----------     ---------  ---------     --------
Net earnings (loss) available for common
     stock ............................   $ 11,052    $    (5,298)   $    1,698   $   4,894    $    4,383   $(36,370)   $ (19,641)
                                          =========   ===========   ===========  ==========    ==========  =========     ========

Net earnings (loss) per share:
   Basic ..............................   $   0.25                                                                      $   (0.39)
                                          ========                                                                      =========
   Diluted ............................   $   0.24                                                                      $   (0.39)
                                          ========                                                                      =========

Weighted average shares outstanding:
   Basic ..............................   43,427,728                                                        6,682,655(L) 50,110,383
                                          ==========                                                        =========   ===========
   Diluted ............................   45,400,778                                                        4,709,605(L) 50,110,383
                                          ==========                                                        =========   ===========



(1)  Amounts presented are for twelve months ended May 31, 2000.


 See accompanying notes to Unaudited Pro Forma Combined Condensed Financial Statements.

      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS



Adjustments to the Unaudited Pro Forma Combined Condensed Balance Sheet

(A) Reflects the estimated excess of the purchase price and other transaction costs over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of Fall River Gas, ProvEnergy, and Valley Resources, collectively "the New England acquisitions."

(B) Reflects excess cash after application of the net proceeds from the merger financing of the New England acquisitions. See Note (F).

(C) Reflects the capitalization of estimated costs associated with the bank borrowings as more specifically described in Note (F) incurred in connection with the New England acquisitions. These financing costs are amortized on a straight-line basis over the life of the bank borrowings.

(D) Reflects the elimination of common stockholders' equity of Fall River Gas, ProvEnergy, and Valley Resources.

(E) Reflects the issuance of Southern Union common stock to Fall River Gas stockholders. See Note (L).

(F) Reflects bank borrowings at an estimated annual interest rate of 7.50% based on current market rates. The bank borrowings are utilized: to finance the cash portion of the purchase of Fall River Gas, ProvEnergy, and Valley Resources and the settlement of any respective stock options; and to pay various professional fees and change of control agreements expected to be incurred in connection with the New England acquisitions. See Note (H).

Adjustments to the Unaudited Pro Forma Combined Condensed Statements of
 Operations

(G) Reflects amortization of the estimated excess purchase price over the historical cost of the regulated net assets and the estimated fair value of the non-regulated net assets of PEI, Fall River Gas, ProvEnergy, and Valley Resources on a straight-line basis over a 40-year period based on the estimated useful lives of these assets. The pro forma adjustment reflects only four months of amortization of additional purchase cost related to the acquisition of PEI, as eight months of actual are included in Southern Union's historical balances due to the closing of this merger on November 4, 1999.

(H)   Reflects   interest  expense  on  bank  borrowings  for  the  New  England acquisitions at an estimated annual interest rate of 7.50%, based on current market rates, and interest expense on the $300 million of long-term debt at 8.25% issued on November 3, 1999 in connection with the PEI merger. The bank borrowings and long-term debt are assumed to be utilized: to finance the cash portion of the purchase of PEI, Fall River Gas, ProvEnergy and Valley Resources and the settlement of any respective stock options; to refinance certain debt of PEI, Valley Resources and Southern Union; to fund PEI's Director Retirement Plan, Director Deferred Compensation Plan and supplemental retirement benefits and the payments for severance benefits for certain PEI executives; and to pay various professional fees and change of control agreements expected to be incurred in connection with all mergers.

(I) Reflects the elimination of historical interest expense of PEI and Valley Resources as a result of refinancing certain debt in connection with such mergers. See Note (H).

(J) Reflects the income tax consequences at the federal statutory rate of the pro forma adjustments after excluding nondeductible goodwill amortization.

(K) Reflects the elimination of preferred stock dividend requirement due to the repurchase of all outstanding PEI and ProvEnergy preferred stock prior to the closing of the mergers for PEI and ProvEnergy.

(L) Reflects the issuance of 16,713,735 pre-stock dividend shares of Southern Union stock for the purchase of PEI. Also reflects the estimated issuance of 1,332,285 shares of Southern Union stock for the purchase of Fall River Gas, based on an average trading price of $19.60820 for the ten trading-day period ending on the third trading day before September 28, 2000 and an exchange ratio of 1.19848. Due to the loss position resulting from the pro forma adjustments, the diluted shares outstanding were adjusted for 1,973,050 shares of common stock equivalents that had been included in Southern Union's historical amounts.

         (c)      Exhibits

                  2.1 Agreement of Merger between Southern Union Company and Fall River Gas Company dated as of October 4, 1999. (Filed as Exhibit 2 to Southern Union's Current Report on Form 8-K filed on October 4, 1999 and incorporated herein by reference.).

                  2.2 Agreement and Plan of Merger among Southern Union Company, GUS Acquisition Corporation and Providence Energy Corporation dated November 15, 1999. (Filed as
                           Exhibit 2 to Southern Union's Current Report on Form 8-K filed on November 19, 1999 and incorporated herein by reference.)

                  2.3 Agreement and Plan of Merger among Southern Union Company, SUG Acquisition Corporation and Valley Resources, Inc. dated November 30, 1999. (Filed as
                           Exhibit 2 to Southern Union's Current Report on Form 8-K filed on December 6, 1999 and incorporated herein by reference.)

                  23.1     Consent of Arthur Andersen LLP

                  23.2     Consent of Arthur Andersen LLP

                  23.3     Consent of Grant Thornton, LLP

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             SOUTHERN UNION COMPANY
                                  (Registrant)


Date   October 5, 2000           By
                                 Ronald J. Endres
                                 Executive Vice President and Chief
                                 Financial Officer


Date   October 5, 2000           By
                                 David J. Kvapil
                                 Senior Vice President and Corporate Controller
                                 (Principal Accounting Officer)

                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                SOUTHERN UNION COMPANY
                                  (Registrant)


Date   October 5, 2000     By   RONALD J. ENDRES
                                Ronald J. Endres
                                Executive Vice President and Chief
                                Financial Officer


Date   October 5, 2000      By   DAVID J. KVAPIL
                                 David J. Kvapil
                                 Senior Vice President and Corporate Controller
                                 (Principal Accounting Officer)